EXHIBIT 99.1

CoreCard Corporation Reports First Quarter 2024 Results

NORCROSS, Ga., May 02, 2024 (GLOBE NEWSWIRE) -- CoreCard Corporation (NYSE: CCRD) (“CoreCard” or the “Company”), the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended March 31, 2024.

"Overall revenue of $13.1 million in the first quarter was in-line with our expectations, reflecting continued year-over-year growth in processing and maintenance of 13%, which was offset by lower professional services revenue, primarily driven by our largest customer,” said Leland Strange, CEO of CoreCard. "We continue to see encouraging results from the ongoing investment in our platform and processing capabilities, and we continue to onboard new customers that value the features and functionality offered by the CoreCard platform.”

Financial Highlights for the three months ended March 31, 2024

Total revenues in the three-month period ended March 31, 2024, was $13.1 million compared to $14.8 million in the comparable period in 2023.

In the following table, revenue is disaggregated by type of revenue for the three months ended March 31, 2024, and 2023:

	Three Months Ended
	March 31,
(in thousands)	2024	2023
License	$--	$--
Professional services	5,826	8,341
Processing and maintenance	6,152	5,430
Third party	1,098	985
Total	$13,076	$14,756

Income from operations was $0.5 million for the first quarter compared to income from operations of $1.8 million in the comparable prior year quarter.

Net income was $0.4 million for the first quarter compared to net income of $1.3 million in the comparable prior year quarter.

Earnings per diluted share was $0.05 for the first quarter compared to $0.15 in the comparable prior year quarter.

Adjusted earnings per diluted share was $0.07 for the first quarter compared to $0.15 in the comparable prior year quarter.

Adjusted EBITDA was $1.7 million for the first quarter compared to $3.5 million in the comparable prior year quarter.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".

Investor Conference Call

The company is holding an investor conference call today, May 2, 2024, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/corecard050224/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at investors.corecard.com as soon as available after the call.

The company will file its Form 10-Q for the period ended March 31, 2024, with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at investors.corecard.com or on the SEC website, www.sec.gov.

About CoreCard

CoreCard Corporation (NYSE: CCRD) provides the gold standard card issuing platform built for the future of global transactions in an embedded digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CoreCard Corporation CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue
Services	$13,076	$14,756
Products	--	--
Total net revenue	13,076	14,756
Cost of revenue
Services	9,500	9,804
Products	--	--
Total cost of revenue	9,500	9,804
Expenses
Marketing	114	69
General and administrative	1,427	1,549
Development	1,508	1,514
Income from operations	527	1,820
Investment income (loss)	(204)	(241)
Other income, net	256	90
Income before income taxes	579	1,669
Income taxes	149	413
Net income	$430	$1,256
Earnings per share:
Basic	$0.05	$0.15
Diluted	$0.05	$0.15
Basic weighted average common shares outstanding	8,236,135	8,502,735
Diluted weighted average common shares outstanding	8,247,788	8,531,541

CoreCard Corporation CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

As of	March 31, 2024	December 31, 2023
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$24,056	$26,918
Marketable securities	5,305	5,230
Accounts receivable, net	8,189	7,536
Other current assets	5,173	4,805
Total current assets	42,723	44,489
Investments	3,823	4,062
Property and equipment, at cost less accumulated depreciation	11,688	11,319
Other long-term assets	3,857	3,956
Total assets	$62,091	$63,826
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,925	$1,557
Deferred revenue, current portion	1,635	2,310
Accrued payroll	1,556	2,172
Accrued expenses	1,167	971
Other current liabilities	2,778	2,530
Total current liabilities	9,061	9,540
Noncurrent liabilities:
Deferred revenue, net of current portion	186	265
Long-term lease obligation	899	1,121
Other long-term liabilities	295	196
Total noncurrent liabilities	1,380	1,582
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,016,140 at March 31, 2024 and December 31, 2023 respectively;
Outstanding shares – 8,160,758 and 8,295,408 at March 31, 2024 and December 31, 2023, respectively	90	90
Additional paid-in capital	16,781	16,621
Treasury stock, 855,382 and 720,732 shares at March 31, 2024 and December 31, 2023, respectively, at cost	(22,006)	(20,359)
Accumulated other comprehensive income	35	32
Accumulated income	56,750	56,320
Total stockholders’ equity	51,650	52,704
Total liabilities and stockholders’ equity	$62,091	$63,826

For further information, call
Matt White, 770-564-5504 or
email to matt@corecard.com

Reconciliation of GAAP to NON-GAAP Measures

Information Regarding Non-GAAP Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. CoreCard considers Adjusted EBITDA and Adjusted earnings per diluted share (“Adjusted EPS”) as supplemental measures of the company’s performance that is not required by, nor presented in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; income tax expense (benefit); investment income (loss); and other income (expense), net. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

We define Adjusted EPS as diluted earnings per share adjusted to exclude the impact of share-based compensation expenses. We believe that Adjusted EPS is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

Adjusted EPS and Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EPS and Adjusted EBITDA differently than CoreCard, which limits its usefulness in comparing CoreCard’s financial results with those of other companies.

The following table shows CoreCard’s GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended
	March 31,
(in thousands)	2024	2023
GAAP net income	$430	$1,256
Share-based compensation	160	-
Income tax benefit	(40)	-
Adjusted net income	$550	$1,256
Adjusted EPS	$0.07	$0.15
Weighted-average shares	8,248	8,532

	Three Months Ended
	March 31,
(in thousands)	2024	2023
GAAP net income	$430	$1,256
Depreciation and amortization	1,025	1,695
Share-based compensation	160	-
Investment loss	204	241
Other income, net	(256)	(90)
Income tax expense	149	413
Adjusted EBITDA	$1,712	$3,515